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                                                                    EXHIBIT 23.1




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 9, 2001 accompanying the consolidated financial statements of Rent-A-Center, Inc. and Subsidiaries appearing in the 2000 Annual Report of the Company on Form 10-K for the year ended December 31, 2000, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.




GRANT THORNTON LLP


Dallas, Texas
June 6, 2001